                                                                     EXHIBIT 4.5

DRAFT: 25/02/03

THIS FIRST DEED OF ACCESSION TO THE FUNDING 1 DEED OF CHARGE is made on [6th March], 2003 BETWEEN

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE ("FUNDING 1");

(2) PERMANENT FINANCING (NO. 1) PLC (registered number 4416192), a public limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the "FIRST ISSUER");

(3) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company organised under the laws of the Commonwealth of Massachusetts, United States of America, acting through its office at 225 Franklin Street, Boston, Massachusetts 02110, acting as a co-trustee in its capacity as Security Trustee;

(4) U.S. BANK NATIONAL ASSOCIATION, a national banking association formed under the laws of the United States of America, acting through its office at 1 Federal Street, 3rd Floor, Boston, Massachusetts 02110, acting as a co-trustee in its capacity as Security Trustee;

(5) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG, acting in its capacity as Cash Manager;

(6) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG, acting in its capacity as Seller;

(7) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, established by an Act of the Parliament of Scotland in 1695, as amended, acting through its office situated at 116 Wellington Street, Leeds LS1 4LT, acting in its capacity as Account Bank;

(8) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, established by an Act of the Parliament of Scotland in 1695, as amended, acting through its office situated at 116 Wellington Street, Leeds LS1 4LT, England in its capacity as Funding 1 GIC Provider;

(9) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG acting in its capacity as Funding 1 Swap Provider;

(10) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG acting in its capacity as First Start-up Loan Provider (the "FIRST START-UP LOAN PROVIDER") and Second Start-up Loan Provider (the "SECOND START-UP LOAN PROVIDER");

(11) JPMORGAN CHASE BANK acting through its office at 125 London Wall, London EC2Y 5AJ, acting in its capacity as Funding 1 Liquidity Facility Provider;

(12) STRUCTURED FINANCE MANAGEMENT LIMITED (registered number 3853947), a private limited company incorporated under the laws of England and Wales, whose registered


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         office is at Blackwell House, Guildhall Yard, London EC2V 5AE acting in its capacity as the Funding 1 Corporate Services Provider; and

(13) PERMANENT FINANCING (NO. 2) PLC (registered number 4623188), a public limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the "SECOND ISSUER").

WHEREAS

(A) Pursuant to the terms of an intercompany loan agreement dated [6th March], 2003 made between Funding 1 and the Second Issuer (the "SECOND ISSUER INTERCOMPANY LOAN AGREEMENT"), the Second Issuer has agreed to make the Second Issuer Term Advances available to Funding 1 and Funding 1 has agreed to secure its obligations and other liabilities to the Second Issuer thereunder pursuant to the Funding 1 Deed of Charge.

(B) Pursuant to the terms of a start-up loan agreement dated [6th March], 2003 made between Funding 1 and the Second Start-up Loan Provider (the "SECOND START-UP LOAN AGREEMENT"), the Second Start-up Loan Provider has agreed to make a subordinated loan to Funding 1 and Funding 1 has agreed to secure its obligations and other liabilities to the Second Start-up Loan provider thereunder pursuant to the Funding 1 Deed of Charge.

(C) Funding 1 has agreed to provide the Security Trustee with the benefit of the security described in the Funding 1 Deed of Charge to secure Funding 1's obligations to the Funding 1 Secured Creditors.

(D) The terms of the Funding 1 Deed of Charge permit Funding 1 to secure its obligations to a New Funding 1 Secured Creditor thereunder.

(E) The Second Issuer and the Second Start-up Loan Provider have agreed to enter into this Deed to accede to the provisions of the Funding 1 Deed of Charge.

(F) The Funding 1 Secured Creditors have agreed to enter into this Deed to, among other things, acknowledge and agree to such accession and to permit any consequential changes to the Funding 1 Priority of Payments set out in PART I, PART II and PART III of SCHEDULE 3 of the Funding 1 Deed of Charge as are required and any other amendment as may be required to give effect to this Accession Undertaking.

NOW THIS DEED WITNESSES AS FOLLOWS

1.       INTERPRETATION

         The Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Sidley Austin Brown & Wood on [5th March], 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Deed, including the Recitals hereto and this Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule.




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2.       REPRESENTATIONS AND WARRANTIES

2.1 The Second Issuer hereby represents and warrants to the Security Trustee and each of the Funding 1 Secured Creditors in respect of itself that as of the date of this Deed:

         (a) pursuant to the terms of the Second Issuer Intercompany Loan Agreement, Funding 1 has agreed to pay to the Second Issuer the amounts set out in the Second Issuer Intercompany Loan Agreement; and

         (b) the Second Issuer Intercompany Loan Agreement expressly provides that all amounts due from Funding 1 thereunder are to be secured by the Funding 1 Deed of Charge.

2.2 The Second Start-up Loan Provider hereby represents and warrants to the Security Trustee and each of the Funding 1 Secured Creditors in respect of itself that as of the date of this Deed:

         (a) pursuant to the terms of the Second Start-up Loan Agreement, Funding 1 has agreed to pay to the Second Start-up Loan Provider the amounts set out in the Second Start-up Loan Agreement; and

         (b) the Second Start-up Loan Agreement expressly provides that all amounts due from Funding 1 thereunder are to be secured by the Funding 1 Deed of Charge.

2.3 Funding 1 hereby represents and warrants to the Security Trustee and each of the Funding 1 Secured Creditors that as at the date of this Deed, the conditions to incurring further secured Financial Indebtedness set out in CLAUSE 2.2 (New Intercompany Loan Agreements) of the Intercompany Loan Terms and Conditions are satisfied.

3.       ACCESSION

         In consideration of the Second Issuer and the Second Start-up Loan Provider being accepted as Funding 1 Secured Creditors for the purposes of the Funding 1 Deed of Charge by the parties thereto as from the date of this Deed, each of the Second Issuer and the Second Start-up Loan
         Provider:

         (a) confirms that as from the date of this Deed, it intends to be a party to the Funding 1 Deed of Charge as a Funding 1 Secured Creditor;

         (b) undertakes to comply with and be bound by all of the provisions of the Amended and Restated Master Definitions and Construction Schedule (as the same may be further amended, varied or restated from time to time) and the Funding 1 Deed of Charge in its capacity as a Funding 1 Secured Creditor, as if it had been an original party thereto;

         (c) undertakes to perform, comply with and be bound by all of the provisions of the Funding 1 Deed of Charge in its capacity as a Funding 1 Secured Creditor, as if it had been an original party thereto as provided in CLAUSE 31.8 (Funding 1 Secured Creditors) (including without limitation CLAUSES 8.4 (Priorities of Payment - After Service of an Intercompany Loan Acceleration Notice), 8.5 (Application of Monies Received After Intercompany Loan Acceleration Notice) and 9.2 (No Enforcement by Funding 1 Secured Creditors)); and




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         (d)      agrees that the Security Trustee shall be the Security Trustee of the Funding 1 Deed of Charge for all Funding 1 Secured Creditors upon and subject to the terms set out in the Funding 1 Deed of Charge.

4.       SCOPE OF THE FUNDING 1 DEED OF CHARGE

         Funding 1, the Second Issuer, the Second Start-up Loan Provider and the Security Trustee hereby agree that for relevant purposes under the Funding 1 Deed of Charge and the Amended and Restated Master Definitions and Construction Schedule:

         (a)      the Agreement shall be treated as a Funding 1 Agreement; and

         (b) the Second Issuer and the Second Start-up Loan Provider shall be treated as an Funding 1 Secured Creditors.

5.       AMENDMENT TO THE FUNDING 1 PRIORITY OF PAYMENTS

         The Funding 1 Secured Creditors agree to amend and restate the Funding 1 Priority of Payments set out in PARTS I, II and III of SCHEDULE 3 of the Funding 1 Deed of Charge in accordance with APPENDIX 1 hereto.

6.       FURTHER AMENDMENTS

6.1 CLAUSE 3.5 of the Funding 1 Deed of Charge is hereby amended by the insertion of the following words as a new sentence immediately after the words "by way of security":

         "The floating charge created hereby is a qualifying floating charge for the purpose of paragraph 14 of Schedule B1 of the Insolvency Act 1986."

6.2 CLAUSE 18.2 of the Funding 1 Deed of Charge is hereby amended as follows:

         (a) by the insertion of the words "Subject as set out below," immediately before the words "In addition and without prejudice to"; and

         (b) by the insertion of the following as a new paragraph after sub paragraph (b):

                  "The floating charge created by CLAUSE 3.5 of this Deed may not be converted into a fixed charge solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with leave of the court."

6.3 CLAUSE 8.7 of the Funding 1 Deed of Charge is hereby amended by the insertion after the words "Following presentation of a petition for an administration order in relation to Funding 1" of the following words:

         ", the filing of documents with the court for the appointment of an administrator in relation to Funding 1 or the service of a notice of intention to appoint an administrator in relation to Funding 1,"


6.4 CLAUSE 13.1 of the Funding 1 Deed of Charge is hereby amended as follows:

         (a) by the re-numbering of the paragraph as SUB-PARAGRAPH (a) and by the insertion of the words "Subject to PARAGRAPH (b) below" at the start thereof; and

         (b)      by the insertion of the following SUB-PARAGRAPH (b):

                  "The Security Trustee may not appoint an administrative receiver, receiver, manager or receiver and manager pursuant to PARAGRAPH (a) above solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with leave of the court."

6.5 CLAUSES 5.1(c) and 5.5 of the Funding 1 Deed of Charge is hereby amended by the deletion of the word "first" from the third and fourth lines thereof, respectively.

6.6 CLAUSES 8.5 of the Funding 1 Deed of Charge is hereby amended by the insertion of the words "from Funding 1" immediately after the words "all monies received or recovered by it" on the third line thereof.

6.7 CLAUSE 27.2 of the Funding 1 Deed of Charge is hereby amended by the deletion of the words "(whether a trust corporation or not)" from the fourth line thereof and the insertion of the words "(in which case such person must be a Trust Corporation)" after the words "separate trustee" on the fifth line thereof.

6.8 Clause 27 of the Funding 1 Deed of Charge is hereby amended by the insertion of a new clause 27.4 as follows:

         "Notwithstanding the provisions of Clause 27.1 (Powers of Funding 1), any corporation into which the Funding 1 Security Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Funding 1 Security Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Funding 1 Security Trustee, shall be the successor of the Funding 1 Security Trustee hereunder without any consent or sanction of the Funding 1 Secured Creditors, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto (unless otherwise required by applicable law to effect such succession)."


7.       MISCELLANEOUS

7.1 Save as expressly amended by this Deed, the Funding 1 Deed of Charge shall remain in full force and effect. This Deed shall form part of the Funding 1 Deed of Charge and references therein to "this Funding 1 Deed of Charge" shall be read as references to the Funding 1 Deed of Charge as amended by this Deed.

7.2 For the purposes of the definition of "First Issuer Transaction Account" contained in the First Issuer Master Definitions and Construction Schedule, it is agreed that the First Issuer may, with the prior written consent of the security trustee, replace any existing First Issuer Transaction Account with a replacement bank account thereafter designated, and to be treated as, the First Issuer Transaction Account for the purposes of the Transaction Documents.



                                       5
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8.       APPLICATION

         Prior to and following enforcement of the Funding 1 Security all amounts at any time held by Funding 1, the Cash Manager or the Security Trustee in respect of the security created under this Deed shall be held and/or applied by such person subject to and in accordance with the relevant provisions of the Funding 1 Deed of Charge.

9.       NOTICES AND DEMANDS

         Any notice or communication under or in connection with this Deed, the Funding 1 Deed of Charge or the Amended and Restated Master Definitions and Construction Schedule shall be given in the manner and at the times set out in CLAUSE 30 (Notices and Demands) of the Funding 1 Deed of Charge to the addresses given in this Clause or at such other address as the recipient may have notified to the other parties hereto and/or thereto in writing.

         The address referred to in this CLAUSE 9 for the Second Issuer is:

                                    Permanent Financing (No. 2) PLC
                                    Blackwell House
                                    Guildhall Yard
                                    London
                                    EC2V 5AE
         Facsimile:                 +44 (0) 20 7556 0975
         For the attention of:      The Directors

         with a copy to:            HBOS Treasury Services plc
                                    33 Old Broad Street
                                    London
                                    EC2N 1HZ

         Facsimile:                 +44 (0) 20 7574 8784
         For the attention of:      Head of Capital Markets and Securitisation

         The address referred to in this CLAUSE 9 for the Second Start-up Loan Provider is:

                                    Halifax plc
                                    Trinity Road
                                    Halifax
                                    West Yorkshire
                                    HX1 2RG

         Facsimile:                 +44 (0) 1422 391 777
         For the attention of:      the Mortgage Securitisation Managers

         with a copy to:            HBOS Treasury Services plc
                                    33 Old Broad Street
                                    London
                                    EC2N 1HZ

         Facsimile:                 +44 (0) 20 7574 8784
         For the attention of:      the Head of Capital Markets and
                                    Securitisation

         The address referred to in this CLAUSE 9 for the Security Trustees are:




                                       6
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                                    State Street Bank and Trust Company
                                    c/o U.S. Bank National Association
                                    1 Federal Street
                                    3rd Floor
                                    Boston, Massachusetts 02110

         Facsimile:                 +1 (617) 603 6638
         For the attention of:      Corporate Trust Services

                                    U.S. Bank National Association
                                    1 Federal Street
                                    3rd Floor
                                    Boston, Massachusetts 02110

         Facsimile:                 +1 (617) 603 6638
         For the attention of:      Corporate Trust Services

         or such other address and/or numbers as the Second Issuer, the Second Start-up Loan Provider or the Security Trustee may notify to the parties to the Funding 1 Deed of Charge in accordance with the provisions thereof.

10.      CHOICE OF LAW

         This Deed is governed by and shall be construed in accordance with English law.

DULY EXECUTED AND DELIVERED AS A DEED by each of the parties hereto or on its behalf on the date appearing on page 1.



                                       7
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FUNDING 1

EXECUTED as a DEED by                              )
PERMANENT FUNDING (NO. 1)                          )
LIMITED acting by two                              )
directors/a director and the secretary             )

Director

Director/Secretary





FIRST ISSUER

EXECUTED as a DEED by                              )
PERMANENT FINANCING (NO. 1)                        )
PLC acting by two                                  )
directors/a director and the secretary             )

Director

Director/Secretary





SELLER

EXECUTED as a DEED by                              )
HALIFAX PLC                                        )
IN ITS CAPACITY AS SELLER                          )
acting by its attorney                             )
in the presence of                                 )

Witness:

Name:

Address:











                                       8
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CASH MANAGER

EXECUTED as a DEED by                            )
HALIFAX PLC                                      )
IN ITS CAPACITY AS CASH MANAGER                  )
acting by its attorney                           )
in the presence of                               )

Witness:

Name:

Address:




ACCOUNT BANK

EXECUTED as a DEED by                            )
THE GOVERNOR AND COMPANY OF                      )
THE BANK OF SCOTLAND                             )
IN ITS CAPACITY AS ACCOUNT BANK                  )
acting by two directors/a director               )
and the secretary                                )
Director
Director/Secretary




FUNDING 1 GIC PROVIDER

EXECUTED as a DEED by                            )
THE GOVERNOR AND COMPANY OF                      )
THE BANK OF SCOTLAND                             )
IN ITS CAPACITY AS FUNDING 1 GIC PROVIDER        )
acting by two directors/a director               )
and the secretary                                )
Director
Director/Secretary




FUNDING 1 SWAP PROVIDER

EXECUTED as a DEED by                            )
HALIFAX PLC                                      )
IN ITS CAPACITY AS FUNDING 1 SWAP PROVIDER       )
acting by its attorney                           )
in the presence of                               )




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Witness:

Name:

Address:



FUNDING 1 CORPORATE SERVICES PROVIDER

EXECUTED as a DEED by                               )
STRUCTURED FINANCE                                  )
MANAGEMENT LIMITED                                  )
acting by two Directors/a director                  )
and the secretary                                   )

Director

Director/Secretary





START-UP LOAN PROVIDER

EXECUTED as a DEED by                               )
HALIFAX PLC                                         )
IN ITS CAPACITY AS FIRST START-UP LOAN              )
PROVIDER AND SECOND START-UP                        )
LOAN PROVIDER                                       )
acting by its attorney                              )
in the presence of                                  )

Witness:

Name:

Address:

FUNDING 1 LIQUIDITY FACILITY PROVIDER

EXECUTED as a DEED by                               )
JPMORGAN CHASE BANK                                 )
acting by its attorney                              )
in the presence of                                  )

Witness:

Name:

Address:





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SECURITY TRUSTEE

EXECUTED as a DEED by                              )
STATE STREET BANK AND                              )
TRUST COMPANY                                      )
acting by its attorney in the presence of          )


Witness:

Name:

Address:


SECURITY TRUSTEE

EXECUTED as a DEED by                              )
U.S. BANK NATIONAL                                 )
ASSOCIATION                                        )
acting by its authorised signatory                 )


Authorised Signatory:


SECOND ISSUER

EXECUTED as a DEED by                              )
PERMANENT FINANCING (NO. 2) PLC                    )
PLC acting by two                                  )
directors/a director and the secretary             )

Director

Director/Secretary



                                       11
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                                   APPENDIX 1

               AMENDED AND RESTATED FUNDING 1 PRIORITY OF PAYMENTS




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                                   SCHEDULE 3

                         FUNDING 1 PRIORITY OF PAYMENTS

                                     PART I

             FUNDING 1 PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS


1.       CALCULATION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS

1.1 On the day falling four London Business Days prior to each Funding 1 Interest Payment Date, the Cash Manager will calculate the amount of Funding 1 Available Revenue Receipts that available to be applied on the next Funding 1 Interest Payment Date in accordance with the Funding 1 Pre-Enforcement Revenue Priority of Payments.

1.2 Subject to paragraph 1.3 below, if there would be insufficient Funding 1 Available Revenue Receipts to meet Funding 1's obligations on the next Funding 1 Interest Payment Date under the Funding 1 Pre-Enforcement Revenue Priority of Payments, then Funding 1 (or the Cash Manager on its behalf) shall pay or provide for that deficit by applying amounts then standing to the credit of (i) the Funding 1 Principal Ledger, if any, and (ii) any amounts standing to the credit of the Cash Accumulation Ledger after deducting the amounts standing to the credit of the Funding 1 Principal Ledger (if any) from such ledger, and the Cash Manager shall make a corresponding entry in the relevant Principal Deficiency Ledger.

1.3 Funding 1 Principal Receipts may not be used to pay interest on any Term Advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased on a Principal Deficiency Sub-Ledger relating to a higher ranking Term Advance.

1.4 If, on a Funding 1 Interest Payment Date, there is a deficit of Funding 1 Available Revenue Receipts and there are no (or insufficient) amounts standing to the credit of the Funding 1 Principal Ledger or the Cash Accumulation Ledger to cure that deficit as described in PARAGRAPHS 1.2 and 1.3 above, then the Cash Manager will direct Funding 1 to request a drawing pursuant to CLAUSE 5.1 of the Funding 1 Liquidity Facility Agreement to apply towards the deficit.

2. DISTRIBUTION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS PRIOR TO THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1

2.1 This section sets out the order of priority of payments of Funding 1 Available Revenue Receipts as at the Closing Date. If Funding 1 enters into New Intercompany Loan Agreements, then this order of priority may change pursuant to CLAUSE 7.5 of the Funding 1 Deed of Charge.

2.2 Except for amounts due to third parties by the First Issuer and/or the Second Issuer and/or Funding 1 under paragraph (a) below or amounts due to the Account Bank and/or the First Issuer Account Bank and/or the Second Issuer Account Bank which shall be paid when due, on each Funding 1 Interest Payment Date prior to the service of an Intercompany Loan Acceleration Notice on Funding 1, the Cash Manager will apply the Funding 1 Available Revenue Receipts in the following order of priority (being the Funding 1 Pre-Enforcement Revenue Priority of Payments):

(a) firstly, in or towards satisfaction of pro rata and pari passu, the amounts due to:




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         (i)      the Security Trustee (together with interest and any amount in respect of VAT on those amounts) and to provide for any amounts due or to become due in the immediately following Interest Period to the Security Trustee under the Funding 1 Deed of Charge;

         (ii) pro rata and pari passu, to pay amounts due to the First Issuer in respect of the First Issuer's obligations specified in items (a) to (c) inclusive of the First Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, items (a) and (b) of the First Issuer Post-Enforcement Priority of Payments;

         (iii) pro rata and pari passu, to pay amounts due to the Second Issuer in respect of the Second Issuer's obligations specified in items (a) to (c) inclusive of the Second Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, items (a) and (b) of the Second Issuer
                  Post-Enforcement Priority of Payments;

         (iv) any third party creditors of Funding 1 (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by Funding 1 of the Funding 1 Agreements (and for which payment has not been provided for elsewhere) and to provide for any of these amounts expected to become due and payable in the immediately following Interest Period by Funding 1 and to pay or discharge any liability of Funding 1 for corporation tax on any chargeable income or gain of Funding 1;

(b) secondly, in or towards satisfaction of amounts due to the Funding 1 Liquidity Facility Provider under the Funding 1 Liquidity Facility Agreement (except for amounts drawn thereunder to repay principal on the Bullet Term Advances and any Funding 1 Liquidity Subordinated Amounts);

(c) thirdly, in or towards satisfaction of amounts due and payable to the Cash Manager under the Cash Management Agreement (together with any amount in respect of VAT on those amounts);

(d) fourthly, in or towards satisfaction, pro rata and pari passu, of amounts, if any, due and payable to the Account Bank under the terms of the Bank Account Agreement and to the Funding 1 Corporate Services Provider under the Funding 1 Corporate Services Agreement;

(e) fifthly, in or towards satisfaction of all amounts (if any) due and payable to the Funding 1 Swap Provider under the Funding 1 Swap Agreement (including termination payments but excluding any Funding 1 Swap Excluded Termination Amount);

(f) sixthly, in or towards satisfaction, pro rata and pari passu, of the amounts of interest due and payable on the Term AAA Advances;

(g) seventhly, towards a credit to the AAA Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

(h) eighthly, in or towards satisfaction, pro rata and pari passu, of the amounts of interest due and payable on the Term AA Advances;

(i) ninthly, towards a credit to the AA Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

(j) tenthly, in or towards satisfaction, pro rata and pari passu, of amounts of interest due and payable on the Term BBB Advances;

(k) eleventhly, towards a credit to the BBB Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

(l) twelfthly, in or towards satisfaction, pro rata and pari passu, according to the respective amounts thereof:

         (i) any amounts due to the First Issuer in respect of the First Issuer's obligations (if any) to make a termination payment to a First Issuer Swap Provider (but excluding any First Issuer Swap Excluded Termination Amount); and

         (ii) any amounts due to the Second Issuer in respect of the Second Issuer's obligations (if any) to make a termination payment to a Second Issuer Swap Provider (but excluding any Second Issuer Swap Excluded Termination Amount);

(m) thirteenthly, towards a credit to the Reserve Ledger in an amount up to the Reserve Fund Required Amount taking into account any net replenishment of the Reserve Fund on that Funding 1 Interest Payment Date from Funding 1 Available Principal Receipts;

(n) fourteenthly, in or towards satisfaction, pro rata and pari passu, of any amounts due (without double counting) to:

         (i) the First Issuer in respect of the First Issuer's obligations to make any termination payment to a First Issuer Swap Provider as a result of a First Issuer Swap Provider Downgrade Termination Event;

         (ii) the Second Issuer in respect of the Second Issuer's obligations to make any termination payment to a Second Issuer Swap Provider as a result of a Second Issuer Swap Provider Downgrade Termination Event;

         (iii) the First Issuer in respect of any other amounts due and payable under the First Issuer Intercompany Loan Agreement and not otherwise provided for in this order of priorities:

         (iv) the Second Issuer in respect of any other amounts due and payable under the Second Issuer Intercompany Loan Agreement and not otherwise provided for in this order of priorities:

         (v) after the occurrence of a Funding 1 Swap Provider Default or a Funding 1 Swap Provider Downgrade Termination Event, towards payment of any termination amount due and payable by Funding 1 under the Funding 1 Swap Agreement; and

         (iv) the Funding 1 Liquidity Facility Provider to pay any Funding 1 Liquidity Subordinated Amounts due under the Funding 1 Liquidity Facility Agreement;

(o)      fifteenthly, towards payment pro rata and pari passu amounts due to:

         (i) the First Start-up Loan Provider under the First Start-up Loan Agreement; and

         (ii) the Second Start-up Loan Provider under the Second Start-up Loan Agreement;

(p) sixteenthly, towards payment of an amount equal to 0.01 per cent. of the Funding 1 Available Revenue Receipts; and

(q) seventeenthly, towards payment to the shareholders of Funding 1 of any dividend declared by Funding 1.

                                     PART II

                   FUNDING 1 PRINCIPAL PRIORITIES OF PAYMENTS

1.       DUE AND PAYABLE DATES OF TERM ADVANCES

1.1 Each First Issuer Term Advance shall become "DUE AND PAYABLE" on the earlier to occur of:

         (a)      each respective First Issuer Term Advances Due Date;

         (b)      the date upon which a Trigger Event occurs;

         (c) the date upon which the Note Trustee serves a Note Acceleration Notice on the First Issuer; and

         (d) the date upon the Security Trustee serves an Intercompany Loan Acceleration Notice on Funding 1.

1.2 Each Second Issuer Term Advance shall become "DUE AND PAYABLE" on the earlier to occur of:

         (a)      each respective Second Issuer Term Advances Due Date;

         (b)      the date upon which a Trigger Event occurs;

         (c) the date upon which the Note Trustee serves a Note Acceleration Notice on the Second Issuer;

         (d) the date upon the Security Trustee serves an Intercompany Loan Acceleration Notice on Funding 1; and

         (e) the date upon which a step-up date occurs in relation to the relevant Second Issuer Term Advance.

1.3 If there are insufficient Funding 1 Available Principal Receipts available to repay a Term Advance on a Funding 1 Interest Payment Date upon which that Term Advance is due and payable (either in full or as a Scheduled Amortisation Instalment), then the shortfall will be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until that Term Advance is fully repaid.

2. REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

2.1      On each Funding 1 Interest Payment Date (but prior to the date on which
         (i) a Trigger Event occurs, (ii) the Security Trustee serves an Intercompany Loan Acceleration Notice on Funding 1 or (iii) each Issuer has been served with a Note Acceleration Notice by the Security Trustee), the Cash Manager shall apply Funding 1 Available Principal Receipts in the following order of priority:

         (a) firstly, towards repayment of amounts due to the Funding 1 Liquidity Facility Provider under the Funding 1 Liquidity Facility to the extent only that amounts were drawn thereunder in order to make Eligible Liquidity Facility Principal Repayments;

         (b) secondly, towards replenishment of the Reserve Fund to the extent only that monies have been drawn from the Reserve Fund to make Eligible Reserve Fund Principal Repayments;

         (c) thirdly, towards repayment of all Term AAA Advances that are then due and payable in an order of priority based on their Final Repayment Date, so that the earliest maturing Term AAA Advance is paid first (and if any Term AAA Advances have the same Final Repayment Date, then those Term Advances will be repaid pro rata and pari passu), in each case subject to Rules
                  (1), (2) and (3) set out in PARAGRAPHS 2.2(a), (b) and (c) below;

         (d) fourthly, pro rata and pari passu towards repayment of all Term AA Advances that are then due and payable, in each case subject to Rules (1), (2) and (3) set out in PARAGRAPHS 2.2(a), (b) and (c) below;

         (e) fifthly, pro rata and pari passu towards repayment of all Term BBB Advances that are then due and payable, in each case subject to Rules (1), (2) and (3) set out in PARAGRAPHS 2.2(a), (b) and (c) below;

         (f) sixthly, towards a credit to the Cash Accumulation Ledger until the balance is equal to Funding 1's Cash Accumulation Liability (as calculated after any payments are made at PARAGRAPH 2.1(c) above); and

         (g) seventhly, the remainder shall be credited to the Funding 1 Principal Ledger.

2.2 In the applicable circumstances, the following Rules apply in determining the amounts to be paid under PARAGRAPHS 2.1(c), (d) and (e) above and, where indicated, PARAGRAPHS 3.1(c), (d) and (e) and 4.1(c),
         (d) and (e) below:

         (a) Rule (1) - Deferral of repayment of Pass-Through Term Advances and/or Scheduled Amortisation Instalments in certain circumstances.

                  (A)      Deferral of Term AA Advances and/or Term BB Advances

                  (i)      If on a Funding 1 Interest Payment Date:

                           (1)      there is a debit balance on the BBB
                                    Principal Deficiency Sub-Ledger or the AA
                                    Principal Deficiency Sub-Ledger, after
                                    application of the Funding 1 Available
                                    Revenue Receipts on that Funding 1 Interest
                                    Payment Date; or

                           (2) the Adjusted Reserve Fund Level is less than the Reserve Fund Threshold; or

                           (3) the aggregate Outstanding Principal Balance of Loans in the Mortgages Trust, in respect of which the aggregate amount in arrears is more than three times the Monthly Payment then due, is more than 5 per cent. of the aggregate Outstanding Principal Balance of Loans in the Mortgages Trust,
                           then until the relevant circumstances as described in SUB-PARAGRAPHS 2.2(a)(A)(i)(1), (2) or (3) above has been cured or otherwise ceases to exist, if:

                           (a) any Term AAA Advance (whether or not such Term AAA Advance is then due and payable) remains outstanding after making the payments under PARAGRAPH 2.1(c) above the Term AA Advances (including the Issuer Term AA Advances) will not be entitled to Principal Repayments under PARAGRAPH 2.1(d) above; and/or

                           (b) any Term AAA Advance or any AA Term Advance (whether or not such Term AAA Advance or Term AA Advance is then due and payable) remains outstanding after making the payments under PARAGRAPHS 2.1 (c) and/or (d) above then the Term BBB Advances (including the Issuer Term BBB Advances) will not be entitled to Principal Repayments under PARAGRAPH 2.1(e) above.

                  (B) Deferral of Scheduled Amortisation Term Advances when CPR is below certain threshold(s) prior to Step-up
                           Date:

                  If on a Funding 1 Interest Payment Date:

                    (i) one or more Bullet Term Advances are within a Cash Accumulation Period at that time (irrespective of whether any Scheduled Amortisation Instalments are then in a Cash Accumulation Period); and

                    (ii)   either:

                             (1)    the quarterly CPR is less than 10 per
                                    cent.; or

                             (2)    both:

                                    (I)      the quarterly CPR is equal to or
                                             greater than 10 per cent., but less
                                             than 15 per cent.; and

                                    (II)     the annualised CPR is less than 10
                                             per cent.,

                                    then on or before their Step-up Dates the Scheduled Amortisation Term Advances will be entitled to Principal Repayments under PARAGRAPH 2.1(c) above only the extent permitted under the Scheduled Amortisation Repayment Restrictions.

                  (C) Deferral of original Pass-Through Term Advances when CPR is below a certain threshold prior to Step-up
                           Date:

                  If on a Funding 1 Interest Payment Date:

                  (i) one or more Bullet Term Advances and/or Scheduled Amortisation Instalments are within a Cash Accumulation Period at that time; and

                  (ii)     the quarterly CPR is less than 15 per cent.; and

                  (iii)    there is a Cash Accumulation Shortfall at that time,

                  then, on or before their Step-up Dates, the Original Pass-Through Term Advances will be entitled to principal repayments under PARAGRAPHS 2.1(c), (d) and (e) (as applicable) above only to the extent permitted under the Pass-Through Repayment Restrictions.

         (b) Rule (2) - Repayment of Payable Pass-Through Term Advances after the occurrence of a Step-up Date

                  Following the occurrence of the Step-up Date under an Intercompany Loan Agreement ("INTERCOMPANY LOAN A") but prior to the time which Rule (3) (as set out in PARAGRAPH 2.2(c) below) becomes applicable and provided that the Funding 1 Share of the Trust Property is greater than zero, the aggregate amount repaid on a Funding 1 Interest Payment Date in relation to Term Advances (other than Bullet Term Advances or Scheduled Amortisation Instalments) under that Intercompany Loan A under PARAGRAPHS 2.1(c), (d) and (e) above shall be limited to an amount calculated as follows:

                  Funding 1 Principal Funds x Outstanding Principal Balance of Intercompany Loan A
                                              ----------------------------------------------------
                                                Aggregate Outstanding Principal Balance of all
                                                                Intercompany Loans

         (c) Rule (3) - Repayment of Term Advances after service of a Note Acceleration Notice on one or more (but not all) of the Issuers

                  If the Note Trustee serves a Note Acceleration Notice on one or more (but not all) of the Issuers, then this Rule (3) will apply. In these circumstances:

                  (i) service of a Note Acceleration Notice will not result in automatic enforcement of the Funding 1 Security;

                  (ii) all of the Term Advances (including any outstanding Bullet Term Advances and Scheduled Amortisation Instalments) under the Intercompany Loan relating to the relevant Issuer who has been served a Note Acceleration Notice ("INTERCOMPANY LOAN B") will become immediately due and payable;

                  (iii) the Cash Manager shall apply the appropriate amount of Funding 1 Available Principal Receipts allocated to Intercompany Loan B at the relevant level of the Funding 1 Principal Priorities of Payments, towards repayment, pro rata and pari passu, of any Term AAA Advances outstanding under that Intercompany Loan B (that is, those Term AAA Advances will not be repaid in an order of priority based on their Final Repayment Date); and

                  (iv) the aggregate amount repaid on a Funding 1 Interest Payment Date in respect of Intercompany Loan B under PARAGRAPHS 2.1(c), (d) and (e), 3.1(c), (d) and (e) or 4.1(c), (d) and (e) (as applicable) of the relevant priority of payments shall be limited to an amount calculated as follows:

         Funding 1 Principal Funds x Outstanding Principal Balance of Intercompany Loan B
                                     ----------------------------------------------------
                                        Aggregate Outstanding Principal Balance of all
                                                        Intercompany Loans

         Allocations involving Rule (2) or Rule (3)

         Where Rule (2) or Rule (3) applies at a level of any priority of payments, the funds available for making payments at that level shall first be allocated without reference to Rule (2) or Rule (3) (as applicable). However, if the amount so allocated to one or more Term Advances exceeds the amount permitted under Rule (2) or Rule (3) (as applicable) to be paid in respect of those Term Advances (the "CAPPED ADVANCES"), the excess shall then be reallocated among any other Term Advances at that level using the method of allocation as applies at that level but without reference to the Capped Advances in calculating such reallocation. If a further such excess arises as a result of the reallocation process, the reallocation process shall be repeated at that level in relation to each such further excess that arises until no further funds can be allocated at that level following which the remaining excess shall then be applied at the next level of that Priority of Payments.

3. REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

3.1 On each Funding 1 Interest Payment Date following the occurrence of a Non-Asset Trigger Event (but prior to the date on which (i) an Asset Trigger Event occurs, (ii) the Security Trustee serves an Intercompany Loan Acceleration Notice on Funding 1 or (iii) each Issuer has been served with a Note Acceleration Notice), the Bullet Term Advances and the Scheduled Amortisation Term Advances under each Intercompany Loan will be deemed to be Pass-Through Term Advances and, on each Funding 1 Interest Payment Date, Funding 1 will be required to apply Funding 1 Available Principal Receipts in the following order of priority:

         (a) firstly, towards repayment of amounts due to the Funding 1 Liquidity Facility Provider under the Funding 1 Liquidity Facility to the extent only that amounts were drawn thereunder in order to make Eligible Liquidity Facility Principal Repayments;

         (b) secondly, towards replenishment of the Reserve Fund to the extent only that monies have been drawn from the Reserve Fund to make Eligible Reserve Fund Principal Repayments;

         (c) thirdly, to repay the Term AAA Advance with the earliest Final Repayment Date, then to repay the Term AAA Advance with the next earliest Final Repayment Date, and so on until the Term AAA Advances are fully repaid;

         (d) fourthly, pro rata and pari passu, to repay the Term AA Advances, until those Term AA Advances are fully repaid; and

         (e) fifthly, pro rata and pari passu, to repay the Term BBB Advances, until each of those Term BBB Advances are fully repaid.

4. REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

4.1 Following the occurrence of an Asset Trigger Event (whether or not a Non-Asset Trigger Event occurs or has occurred) (but prior to (i) service by the Security Trustee of an Intercompany Loan Acceleration Notice on Funding 1 or (ii) each issuer has been served with a Note Acceleration Notice), the Bullet Term Advances and the Scheduled Amortisation Term Advances in respect of all Intercompany Loans will be deemed to be Pass-Through Term Advances, and on each Funding 1 Interest Payment Date Funding 1 will be required to apply Funding 1 Available Principal Receipts in the following order of priority:

         (a) firstly, towards repayment of amounts due to the Funding 1 Liquidity Facility Provider under the Funding 1 Liquidity Facility to the extent only that those amounts were drawn in order to make Eligible Liquidity Facility Principal Repayments;

         (b) secondly, towards replenishment of the Reserve Fund to the extent only that monies have been drawn from the Reserve Fund to make Eligible Reserve Fund Principal Repayments;

         (c) thirdly, pro rata and pari passu, towards repayment of the Term AAA Advances, until each of those Term AAA Advances is fully repaid;

         (d) fourthly, pro rata and pari passu, towards repayment of the Term AA Advances until each of those Term AA Advances is fully repaid; and

         (e) fifthly, pro rata and pari passu, towards repayment of the Term BBB Advances, until each of those Term BBB Advances is fully repaid.

5. REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

5.1 If each Issuer has been served with a Note Acceleration Notice, then that will not result in automatic enforcement of the Funding 1 Security under the Funding 1 Deed of Charge. In those circumstances, however, the Bullet Term Advances and any Scheduled Amortisation Term Advances under each Issuer's respective Intercompany Loan will be deemed to be Pass-Through Term Advances and Funding 1 will be required to apply Funding 1 Available Principal Receipts on each Funding 1 Interest Payment Date in the following order of priority:

         (a) firstly, towards repayment to the Funding 1 Liquidity Facility Provider of amounts drawn under the Funding 1 Liquidity Facility on the prior Funding 1 Interest Payment Date in order to make Eligible Liquidity Facility Principal Repayments;

         (b) secondly, towards replenishment of the Reserve Fund to the extent only that monies have been drawn from the Reserve Fund to make Eligible Reserve Fund Principal Repayments;

         (c) thirdly, pro rata and pari passu, towards repayment of the Term AAA Advances, until each of those Term AAA Advances is fully repaid.

         (d) fourthly, pro rata and pari passu, towards repayment of the Term AA Advances, until each of those Term AA Advances is fully repaid; and

         (e) fifthly, pro rata and pari passu, towards repayment of the Term BBB Advances, until each of those Term BBB Advances is fully repaid

6. REPAYMENT OF TERM ADVANCES WHEN FUNDING 1 RECEIVES THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN

         If Funding 1 receives a payment from the Seller in the circumstances set out in CLAUSE 7 of the Mortgages Trust Deed or the proceeds of a New Intercompany Loan which are to be used to refinance another Intercompany Loan (such payment by the Seller or such proceeds being a "FULL REPAYMENT AMOUNT"), then Funding 1 will not apply the Full Repayment Amount as described in PARAGRAPHS 2 to 5 above. Instead, Funding 1 will apply the Full Repayment Amount to repay the relevant Intercompany Loan. If at any time only one Intercompany Loan is outstanding, then Funding 1 will apply the Full Repayment Amount first to repay amounts due to the Funding 1 Liquidity Facility Provider under the Funding 1 Liquidity Facility to the extent only that amounts were drawn thereunder in order to repay the principal amounts of any Bullet Term Advances made under any of the Intercompany Loans and the remainder shall be applied to repay the relevant Intercompany Loan.

                                    PART III

                 FUNDING 1 POST-ENFORCEMENT PRIORITY OF PAYMENTS


All monies received or recovered by the Security Trustee or the Receiver in respect of the Funding 1 Security subsequent to the Security Trustee serving an Intercompany Loan Acceleration Notice on Funding 1, will be applied (save to the extent required by law) by the Security Trustee or the Receiver on each Funding 1 Interest Payment Date in accordance with the following order of priority (in each case only and to the extent that payments or provision of a higher priority have been made in full):

(a) firstly, in or towards satisfaction of, pro rata and pari passu, amounts due to:

         (i) the Security Trustee and any Receiver appointed by the Security Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the Security Trustee and the Receiver in the following Interest Period under the Funding 1 Deed of Charge;

         (ii) the First Issuer in respect of the First Issuer's obligations specified in items (a) and (b) of the First Issuer Post-Enforcement Priority of Payments; and

         (iii) the Second Issuer in respect of the Second Issuer's obligations specified in items (a) and (b) of the Second Issuer Post-Enforcement Priority of Payments;

(b) secondly, in or towards satisfaction of amounts due and payable to the Cash Manager and any costs, charges, liabilities and expenses then due or to become due and payable to the Cash Manager under the Cash Management Agreement, together with VAT on those amounts;

(c) thirdly, in or towards satisfaction of, pro rata and pari passu, amounts (if any) due to the Account Bank under the terms of the Bank Account Agreement and to the Funding 1 Corporate Services Provider under the Funding 1 Corporate Services Agreements;

(d) fourthly, in or towards satisfaction of amounts (if any) due to the Funding 1 Liquidity Facility Provider under the Funding 1 Liquidity Facility Agreement (except for any Funding 1 Liquidity Facility Subordinated Amounts);

(e) fifthly, in or towards satisfaction of amounts (if any) due to the Funding 1 Swap Provider under the Funding 1 Swap Agreement (including any termination payment but excluding any Funding 1 Swap Excluded Termination Amount;

(f) sixthly, in or towards satisfaction of, pro rata and pari passu, amounts of interest and principal due and payable on the Term AAA Advances;

(g) seventhly, in or towards satisfaction of, pro rata and pari passu, amounts of interest and principal due and payable on the Term AA Advances;

(h) eighthly, in or towards satisfaction of, pro rata and pari passu, amounts of interest and principal due and payable on the Term BBB Advances;

(i)      ninthly, in or towards satisfaction of any amounts due to:

         (i) the First Issuer in respect of the First Issuer's obligation's (if any) to make a termination payment to a First Issuer Swap Provider (but excluding any First Issuer Swap Excluded Termination Amount);

         (ii) the Second Issuer in respect of the Second Issuer's obligations (if any) to make a termination payment to a Second Issuer Swap Provider (but excluding any Second Issuer Swap Excluded Termination Amount);

(j) tenthly, in or towards satisfaction of, pro rata and pari passu (without double counting):

         (i) amounts due to the First Issuer in respect of the First Issuer's obligations to pay any termination payment to a First Issuer Swap Provider as a result of a First Issuer Swap Provider Default or a First Issuer Swap Provider Downgrade Termination Event (as appropriate);

         (ii) amounts due to the Second Issuer in respect of the Second Issuer's obligations to pay any termination payment to a Second Issuer Swap Provider as a result of a Current Swap Provider Default or an Swap Provider Downgrade Termination Event (as appropriate);

         (iii) any other amounts due to the First Issuer under the First Issuer Intercompany Loan Agreement and not otherwise provided for earlier in this order of priorities;

         (iv) any other amounts due to the Second Issuer under the Second Issuer Intercompany Loan Agreement and not otherwise provided for earlier in this order of priorities;

         (v) any Funding 1 Liquidity Subordinated Amounts due to the Funding 1 Liquidity Facility Provider; and

         (vi) amounts due to the Funding 1 Swap Provider in respect of any termination payment due to the Funding 1 Swap Provider as a result of a Funding 1 Swap Provider Default or a Funding 1 Swap Provider Downgrade Termination Event; and

(k) eleventhly, towards payment, pro rata and pari passu, of amounts due to:

         (i) the First Start-up Loan Provider under the First Start-up Loan Agreement; and

         (ii) the Second Start-up Loan Provider under the Second Start-up Loan Agreement.

                             DATED [6TH MARCH], 2003




                        PERMANENT FUNDING (NO. 1) LIMITED

                                       and

                         PERMANENT FINANCING (NO. 1) PLC

                                       and

                         PERMANENT FINANCING (NO. 2) PLC

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                       and

                         U.S. BANK NATIONAL ASSOCIATION

                                       and

                                   HALIFAX PLC

                                       and

                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

                                       and

                               JPMORGAN CHASE BANK

                                       and

                      STRUCTURED FINANCE MANAGEMENT LIMITED



                       -----------------------------------

               FIRST DEED OF ACCESSION TO FUNDING 1 DEED OF CHARGE

                       -----------------------------------



                                  ALLEN & OVERY
                                     London
                                  ICM:639292.4

                                    CONTENTS

CLAUSE                                                                                                    PAGE
------                                                                                                    ----
1.    Interpretation.........................................................................................2
2.    Representations and Warranties.........................................................................3
3.    Accession..............................................................................................3
4.    Scope of the Funding 1 Deed of Charge..................................................................4
5.    Amendment to the Funding 1 Priority of Payments........................................................4
6.    Further Amendments.....................................................................................4
7.    Miscellaneous..........................................................................................5
8.    Application............................................................................................6
9.    Notices and Demands....................................................................................6
10.   Choice of Law..........................................................................................7

APPENDIX 1..................................................................................................12
Schedule 3..................................................................................................13
Part I - Funding 1 Pre-Enforcement Revenue Priority of Payments.............................................13
Part II - Funding 1 Principal Priorities of Payments........................................................17
Part III - Funding 1 Post-Enforcement Priority of Payments..................................................24